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                                                                     EXHIBIT 11

CAREDATA.COM, INC. AND SUBSIDIARIES
STATEMENTS OF COMPUTATION OF PER SHARE LOSS
(In thousands, except per share amounts)

                                                                   THREE MONTHS                   SIX MONTHS
                                                                   ------------                   ----------
                                                                  ENDED JUNE 30,                 ENDED JUNE 30,
                                                                  --------------                 --------------
                                                               2000           1999            2000           1999
                                                            ---------       --------       ---------       -------

Net loss attributable to common stock                       $ (30,431)      $ (1,929)      $ (30,963)      $(1,244)
                                                            =========       ========       =========       =======

Weighted average number of common shares outstanding            8,269          7,664           8,259         7,527
                                                            =========       ========       =========       =======

Net loss per share of common stock - basic                  $   (3.68)      $  (0.25)      $   (3.75)      $ (0.17)
                                                            =========       ========       =========       =======

Shares used in net loss per diluted share calculation:
  Weighted average number of common shares outstanding          8,269          7,664           8,259         7,527
  Dilutive securities                                              --             --              --            --
                                                            ---------       --------       ---------       -------
                                                                8,269          7,664           8,259         7,527
                                                            =========       ========       =========       =======

Net loss per share of common stock - diluted                $   (3.68)      $  (0.25)      $   (3.75)      $ (0.17)
                                                            =========       ========       =========       =======